Exhibit 99.1

authID® Completes New Financing Round and Announces New Directors

Financing intended to meet projected working capital requirements through Q1 2024.

DENVER, March 09, 2023 (GLOBE NEWSWIRE) -- authID [Nasdaq: AUID], a leading provider of secure identity authentication solutions, today announced that it has closed a financing agreement with long-time investor, Stephen J. Garchik, for $3.6 million, and appointed several new Directors.

The financing agreement is aligned with the Company’s 2023 budget to support the reduced capital requirements and current business needs through the first quarter of 2024 as announced in February. The new financing modifies the terms of the March 2022 Facility Agreement entered into with Mr. Garchik. On March 9th, the Company completed an initial drawdown of $900,000 under the revised Facility Agreement. Subsequent funding is subject to certain conditions, as described in the Facility Agreement.

The Company is pleased to have completed this financing round that is intended to support its projected working capital needs through Q1 2024. The Company thanks our valued investor for his continued vote of confidence in authID’s future and for providing the resources that will allow authID to extend its innovative technology to help build a safer digital landscape for all.

The Company also announced that at Mr. Garchik’s request four new members will join non-executive Directors Michael Koehneman, Joe Trelin, and Jacqueline White on the Company’s Board of Directors. Bringing broad industry, leadership and revenue growth experience, the new Directors will together with the continuing board members, provide guidance and oversight to help the Company fully realize its potential. The new members are:

●	Rhon Daguro, Former Chief Revenue Officer of Socure Inc.

●	Ken Jisser, President of The Pipeline Group Inc.

●	Thomas Szoke, Founder and Former Officer of authID Inc.

●	Michael Thompson, Partner, Hemingway Capital

The Company will issue a separate press release detailing these new appointments.

As part of this transition, the Company announced that Chairman of the Board Phillip Kumnick and Directors Philip Broenniman, Michael Gorriz, Neepa Patel, and Tom Thimot have resigned. The Company also announced that Tom Thimot will step down as CEO by early April, pending the appointment of a new CEO. The Board is currently in negotiations with a candidate for successor CEO.  The Company is retaining the services of the engineering and product organizations and finance and legal teams.

The Board thanks Tom and the retiring directors for their service, commitment, and leadership in directing authID’s August 2021 NASDAQ uplisting and the transformation of the Company’s identity authentication service including the launch of Verified 3.0 in 2022.

About authID® Inc.

At authID (Nasdaq: AUID), We Are Digital Identity®. authID provides secure identity authentication through Verified™, an easy-to-integrate Human Factor Authentication™ (HFA) platform. Human Factor Authentication combines unphishable, FIDO2 passwordless device authentication with cloud biometrics to authenticate the human behind the device. Powered by sophisticated biometric and artificial intelligence technologies, authID eliminates passwords to fortify enterprise security and trust between organizations, employees, and customers. For more information, go to www.authID.ai.

authID Media Contact

Grace de Fries
SVP Investor Relations, Marketing & Communications
gracedefries@authid.ai

Forward-Looking Statements

This Press Release includes “forward-looking statements.” All statements other than statements of historical facts included herein, including, without limitation, those regarding the future results of operations, cash flow, cash position and financial position, business strategy, plans and objectives of management for future operations of both authID Inc. and its business partners, are forward-looking statements. Such forward-looking statements are based on a number of assumptions regarding authID’s present and future business strategies, and the environment in which authID expects to operate in the future, which assumptions may or may not be fulfilled in practice. Actual results may vary materially from the results anticipated by these forward-looking statements as a result of a variety of risk factors, including the Company’s ability to successfully implement its cost-saving initiatives; the Company’s ability to realize the anticipated benefits of changes to its operations; the terms that its lender may require for any drawdowns under the Facility Agreement; the Company’s ability to attract and retain customers; the Company’s ability to compete effectively; changes in laws, regulations and practices; changes in domestic and international economic and political conditions, the as yet uncertain impact of the war in Ukraine, the Covid-19 pandemic, inflationary pressures, rising energy prices, increases in interest rates, and others. See the Company’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2021 filed at www.sec.gov and other documents filed with the SEC for other risk factors which investors should consider. These forward-looking statements speak only as to the date of this release and cannot be relied upon as a guide to future performance. authID expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this release to reflect any changes in its expectations with regard thereto or any change in events, conditions, or circumstances on which any statement is based.